As filed with the Securities and Exchange Commission on September 16, 2014

Registration No. 333-197261

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CGG

(Exact Name of Registrant as Specified in its Charter)

CGG

(Translation of Registrant’s Name Into English)

Republic of France	1382	74-1734402
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Tour Maine Montparnasse

33 avenue de Maine

75015 Paris

France

+33 1 64 47 45 00

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Beatrice Place-Faget Group General Counsel CGG Tour Maine Montparnasse 33 avenue de Maine 75015 Paris France +33 1 64 47 45 00	Luis Roth Linklaters LLP 25, rue de Marignan 75008 Paris France +33 1 56 43 56 43

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filers:	☐
Non-accelerated filer;	☐	Smaller reporting company:	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Senior Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
6.875% Senior Notes due 2022	$500,000,000	100%	$500,000,000	$64,400
Guarantees of 6.875% Senior Notes due 2022(3)	$500,000 000	—	—	— (4)

(1)

The notes being registered are being offered in exchange for 6.875% Senior Notes due 2022 previously sold in transactions exempt from registration under the Securities Act. The registration fee was computed based on the face value of the 6.875% Senior Notes due 2022 solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(2)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(3)

The 6.875% Senior Notes due 2022 are unconditionally guaranteed, on a joint and several basis, by certain subsidiaries on a senior unsecured basis. No separate consideration will be paid in respect of these guarantees. See inside facing page for the registrant guarantors.

(4)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
Alitheia Resources Inc. 10300 Town Park Drive Houston, Texas 77072 (832) 351 8300	Delaware	56 – 2475147

CGG Canada Services Ltd. 2200, 715 – 5th Avenue S.W. Calgary, Alberta T2P 5A2 Canada (403) 266 1011	Alberta, Canada	N/A

CGG Holding B.V. Schiphol Boulevard 299 1118 BH Schiphol The Netherlands +31 20 799 7654	The Netherlands	N/A

CGG Holding (U.S.) Inc. 10300 Town Park Drive Houston, Texas 77072 (832) 351 8300	Delaware	74 – 1813790

CGG Land (U.S.) Inc. 10300 Town Park Drive Houston, Texas 77072 (832) 351 8300	Delaware	76 – 0542437

CGG Marine B.V. Schiphol Boulevard 299 1118 BH Schiphol The Netherlands	The Netherlands	N/A

CGG Marine Resources Norge AS OH Bangs Vei 70 N-1363 Høvik Norway +47 67 11 34 72	Norway	N/A

CGG Services (U.S.) Inc. 10300 Town Park Drive Houston, Texas 77072 (832) 351 8300	Delaware	20 – 8026762

Sercel Australia Pty Ltd. Level 5, Deutsche Bank Place 126 Philip Street Sydney, NSW, 2000 Australia +61 2 9230 4706	New South Wales, Australia	N/A

Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
Sercel Canada Ltd. 1108 55th Avenue, NE Calgary, Alberta TZE 6Y Canada (403) 275 3544	New Brunswick, Canada	N/A

Sercel, Inc. 17200 Park Row Houston, Texas 77084 (281) 492 6688	Oklahoma	73 – 1396603

Sercel-GRC Corp. 17200 Park Row Houston, Texas 77084 (281) 492 6688	Oklahoma	45 – 4121837

Veritas Geophysical (Mexico) LLC c/o Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Delaware	76 – 0670383

Veritas Investments Inc. c/o Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Delaware	76 – 0569069

Viking Maritime Inc. c/o Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Delaware	76 – 0677405

EXPLANATORY NOTE

CGG has prepared this Amendment No. 2 to the Registration statement on Form F-4 (File No. 333-197261) for the purpose of filing Exhibit 5.7 to the Registration Statement with the Securities and Exchange Commission. This Amendment No. 2 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers

As used in this Item 20, “we”, “us” and “our” refer to the entity in the corresponding heading.

CGG

The French Commercial Code prohibits provisions of statuts that limit the liability of directors. The French Commercial Code also prohibits a company from indemnifying its directors against liability. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys’ fees and costs, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director.

Our statuts do not expressly provide for indemnification by us of liabilities of our directors or officers in their capacity as such. However, we maintain officers’ and directors’ liability insurance, which insures against certain liabilities that officers and directors in our group companies may incur in such capacities, including liabilities arising under the U.S. securities laws, subject to certain exceptions.

CGG Canada Services Ltd.

Under the Business Corporations Act (Alberta), we may indemnify a present or former director or officer or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of us or that body corporate, if the director or officer acted honestly and in good faith with a view to our best interests, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. Except in respect of a derivative action, a director or officer is entitled to indemnification from us as a matter of right if he was substantially successful on the merits of his defense of the action, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity. In addition, we may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to above. However, such person will be required to repay the funds advanced if he is not substantially successful on the merits, does not fulfill the conditions set forth above and is not fairly and reasonably entitled to the indemnity.

Subject to the limitations in the Business Corporations Act (Alberta), our by-law no. 1 provides that we will indemnify a director, or a former director or officer, or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being of having been our director or officer of such body corporate, if (a) he acted honestly in good faith with a view to our best interests; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the U.S. securities laws.

CGG Marine Resources Norge AS

Norwegian law provides that a director or the chief executive officer of a Norwegian company is liable for any loss or damage he has intentionally or negligently caused the company in the performance of his duties. The shareholders may, by a majority resolution at the general meeting, either hold liable or discharge from liability such director or chief executive officer. Any discharge of liability will only be valid for intentional or negligent acts or omissions which the relevant director or chief executive officer has informed the shareholders of. Notwithstanding a decision at the general meeting to discharge a person from liability or to reject a proposal to hold a person liable, shareholders owning at least 10% of the share capital may within a limited period of time bring a claim predicated on such liability on behalf of the company. Our articles of association do not expressly provide for indemnification by us of liabilities of our directors or officers in their capacity as such.

Sercel, Inc. and Sercel-GRC Corp.

The Oklahoma General Corporation Act allows us to indemnify each of our officers and directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any action, suit or proceeding brought by reason of the fact that such person is or has been our director, officer, employee or agent, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, other than an action by us or in our right. Such indemnification may only be provided if the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful. The Oklahoma General Corporation Act also allows us to indemnify our officers and directors for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by us or in our right brought by reason of the person seeking indemnification being or having been our director, officer, employee or agent, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, provided the actions were in good faith and were reasonably believed to be in or not opposed to our best interest. No indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to us, unless and only to the extent that the court in which such action was decided has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

The bylaws of both Sercel, Inc. and Sercel-GRC Corp. provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement as provided in the Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the U.S. securities laws.

Sercel Australia Pty Ltd.

Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the “Corporations Act”) provides that a company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order under section 1317G of the Corporations Act or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Indemnification (as opposed to exemption) which falls outside this provision is permissible.

Section 199A(3) provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (but this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.

Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of any duty in relation to the company; or

•	a contravention of the officer’s duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

Section 199C(2) of the Corporations Act provides that anything that purports to indemnify or insure a person against a liability, or exempt them from a liability, is void to the extent that it contravenes section 199A or 199B of the Corporations Act.

For the purpose of sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

Our constitution provides that, to the extent permitted by law and without limiting our powers, we must indemnify each person who is, or has been, our director or secretary against any liability which results from facts or circumstances relating to the person serving or having served as a director, secretary or employee of us or any of our subsidiaries (a) other than a liability owed to us or a related body corporate, a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H of the Corporation Act or a liability this is owed to someone (other than us or a related body corporate) and did not arise out of conduct in good faith (but this does not apply to a liability for legal costs) or (b) other than for legal costs incurred in defending an action for liability if the costs are incurred:

(i)	in defending or resisting civil proceedings in which the person is found to have a liability for which they could not be indemnified under paragraph (a); or

(ii)	is defending or resisting criminal proceedings in which the person is found guilty;

(iii)	in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to be established;

(iv)	in connection with proceedings for relief to the person under the Corporations Act in which the Court denies relief.

Paragraph (iii) does not apply to costs incurred in responding to actions brought by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the U.S. securities laws.

Sercel Canada Ltd.

Under the Business Corporations Act (New Brunswick) we may indemnify a present or former director or officer of our corporation or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of us or that body corporate, if the director or officer acted honestly and in good faith with a view to our best interests, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable ground for believing that his conduct was lawful. Such indemnification may be in connection with an action by or on behalf of our corporation or body corporate to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from us as a matter of right if he was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

Our by-law no. 1 provides that, subject to subsections 81(2) and 81(3) of the Business Corporations Act (New Brunswick), except in respect to an action by or on behalf of our corporation or body corporate to procure a judgment in its favor, we will indemnify a director or officer, or a former director or officer, and each person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being of having been our director or officer of such corporation or body corporate, if (a) he acted honestly in good faith with a view to our best interests; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the U.S. securities laws.

CGG Services (U.S.) Inc., Veritas Land (U.S.) Inc., CGG Holding (U.S.) Inc., Veritas Investments Inc., Viking Maritime Inc. and Alitheia Resources Inc.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In a suit brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iv) by the stockholders.

Prior to the merger of CGG and Veritas DGC (which was subsequently renamed CGG Holding (U.S.) Inc.) in January 2007, the restated certificate of incorporation and bylaws of Veritas DGC required it to indemnify its directors and officers to the fullest extent permitted under Delaware law. In addition, prior to the merger, Veritas DGC entered into indemnification agreements with each of its officers and directors providing for indemnification to the fullest extent permitted under Delaware law. CGG Holding (U.S.) Inc.’s restated certificate of incorporation limited the personal liability of a director to the company or its stockholders to damages for breach of the director’s fiduciary duty.

Prior to the merger, Veritas DGC maintained insurance on behalf of its directors and officers and the directors and officers of its subsidiaries against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers, or that may arise out of their status as directors or officers of Veritas DGC or its subsidiaries, including liabilities under the federal and state securities laws.

The merger agreement provides that, for a period of six years following the effective time of the merger, CGG and CGG Holding (U.S.) Inc., as successor in interest to Veritas DGC, shall, jointly and severally, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Veritas DGC in such capacities to the fullest extent that Veritas DGC would have been required to do so in accordance with the provisions of each indemnification or similar agreement or arrangement with Veritas DGC. CGG and CGG Holding (U.S.) Inc. agreed that all rights to exculpation, advancement of expenses and indemnification for acts or omissions occurring prior to the merger now existing in favor of the current and former officers and directors of Veritas as provided in the certificate of incorporation, bylaws or any material contract of Veritas DGC, will survive the merger and continue in full force and effect in accordance with their terms.

The merger agreement further provided that, for a period of six years following the merger, CGG and CGG Holding (U.S.) Inc. shall take all necessary actions to ensure that CGG’s directors’ and officers’ liability insurance continues to cover each officer and director of Veritas DGC, in each case so long as they remain employed or retained by CGG as an officer or director. CGG will also maintain a tail directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as Veritas’ current insurance carrier, with a claims period of six years from the merger, with respect to the directors and officers of Veritas who are currently covered by Veritas’ existing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred before the merger, in an amount and scope and on terms and conditions no less favorable to such directors and officers than those in effect at the signing of the merger agreement.

The current certificates of incorporation and bylaws of CGG Land (U.S.) Inc., CGG Services (U.S.) Inc., Veritas Investments Inc., Viking Maritime Inc., and Alitheia Resources Inc. require each corporation to indemnify its respective directors and officers to the fullest extent permitted under Delaware law.

Veritas Geophysical (Mexico) LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

Veritas Geophysical (Mexico) LLC was formed under the laws of the State of Delaware. The operating agreement of Veritas Geophysical (Mexico) LLC provides, in effect, that, subject to certain limitations, it will indemnify its members, officers, directors, employees and agents of Veritas Geophysical (Mexico) LLC (collectively, the “Covered Persons”), to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Veritas Geophysical (Mexico) LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided however, that any indemnity under the operating agreement shall be provided out of and to the extent of assets of Veritas Geophysical (Mexico) LLC only, and no Covered Person shall have any personal liability with respect to such indemnity.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Veritas Geophysical (Mexico) LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Veritas Geophysical (Mexico) LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the operating agreement.

A Covered Person shall be fully protected in relying in good faith upon the records of Veritas Geophysical (Mexico) LLC and upon such information, opinions, reports or statements presented to Veritas Geophysical (Mexico) LLC by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Veritas Geophysical (Mexico) LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating to such duties to Veritas Geophysical (Mexico) LLC or to any other Covered Person, a Covered Person acting under the operating agreement shall not be liable to Veritas Geophysical (Mexico) LLC or to any member for its good faith reliance on the provisions of the operating agreement. The provisions of the operating agreement, to the extent that they restrict the duties and liabilities of such Covered Person otherwise existing at law or in equity, are agreed by the parties to replace such other duties and liabilities of such Covered Person.

CGG Holding B.V. and CGG Marine B.V.

Under Dutch law, directors can be held liable by the company itself or by third parties. Although the Dutch Civil Code does not expressly provide for the indemnification of directors against any such liability, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the management or supervisory board is, in principle, accepted in the Netherlands.

The articles of association of CGG Holding B.V. and CGG Marine B.V. do not provide for indemnification of directors by either company against liabilities to it or third parties, including expenses or amounts paid in settlement relating to claims, actions, suits or proceedings to which a director becomes a party as a result of his or her position.

Although not constituting an indemnification, with respect to liability to either company it should be noted that the articles of association provide that in certain cases the general meeting of shareholders may resolve to release the directors from liability to the company for their actions in the course of managing the company, insofar as the exercise of such duties is reflected in the annual accounts or otherwise disclosed to the general meeting prior to the adoption of the annual accounts.

ITEM 21.	Exhibits and Financial Schedules

The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated.

Exhibit No	Exhibit

3.1	English translation of the Articles of Association (statuts) of CGG.(1)

3.2	Articles of Amalgamation of CGG Canada Services Ltd.(2)

3.3	CGG Canada Services Ltd. Resolution of the Sole Shareholder.(2)

3.4	By-law No. 1 of CGG Canada Services Ltd.(2)

3.5	Articles of Association of CGG Marine Resources Norge AS.(3)

3.6	Amended Certificate of Incorporation of Opseis, Inc. (Sercel, Inc.), dated February 24, 1993.(2)

3.7	Certificate of Amendment of Certificate of Incorporation of Opseis, Inc. (Sercel, Inc.), dated December 23, 1996.(2)

3.8*	Amended and Restated Bylaws of Sercel, Inc.

3.9	Constitution of Sercel Australia Pty Ltd.(2)

3.10	Articles of Incorporation of Sercel Canada Ltd.(2)

3.11	Certificate of Amendment of Sercel Canada Ltd.(4)

3.12	By-Law No. 1 of Sercel Canada Ltd.(4)

3.13	Certificate of Incorporation of Volnay Acquisition Co. II (CGG Holding (U.S.) Inc.), dated September 5, 2006.(5)

3.14	Certificate of Amendment of Certificate of Incorporation of Volnay Acquisition Co. II (CGG Holding (U.S.) Inc.), dated January 12, 2007.(5)

3.15*	Certificate of Amendment of Certificate of Incorporation of CGGVeritas Holding (U.S.) Inc. (CGG Holding (U.S.) Inc.), dated May 31, 2012.

3.16*	Certificate of Amendment of Certificate of Incorporation of CGG Holding (U.S.) Inc., dated April 30, 2013.

3.17	Bylaws of CGGVeritas Services Holding (U.S.) Inc. (CGG Holding (U.S.) Inc.).(3)

3.18	Restated Certificate of Incorporation (with Amendments) of Veritas DGC Land Inc. (CGG Land (U.S.) Inc.), dated July 18, 2000.(5)

3.19	Certificate of Amendment of Certificate of Incorporation of CGGVeritas Land (U.S.) Inc. (CGG Land (U.S.) Inc.), dated December 19, 2007.(4)

3.20*	Certificate of Amendment of Certificate of Incorporation of CGG Land (U.S.) Inc., dated April 30, 2013.

3.21	Bylaws of Veritas DGC Land Inc. (CGG Land (U.S.) Inc.).(5)

3.22	Restated Certificate of Incorporation (with Amendments) of Digicon Geophysical Corp. (CGG Services (U.S.) Inc.), dated February 6, 2001.(5)

3.23	Certificate of Amendment of Certificate of Incorporation of CGGVeritas Services (U.S.) Inc (CGG Services (U.S.) Inc.), dated December 19, 2007.(4)

3.24*	Certificate of Amendment of Certificate of Incorporation of CGG Services (U.S.) Inc., dated April 30, 2013.

3.25	Bylaws of CGGVeritas Services (U.S.) Inc. (CGG Services (U.S.) Inc.).(3)

Exhibit No	Exhibit

3.26	Restated Certificate of Incorporation (with Amendments) of Veritas Geophysical Inc. (Veritas Investments Inc.), dated February 6, 2001.(5)

3.27	Amended and Restated Bylaws of Veritas Investments Inc.(3)

3.28	Certificate of Incorporation of Viking Maritime Inc., dated March 29, 2001.(5)

3.29	Amended and Restated Bylaws of Viking Maritime Inc.(3)

3.30	Certificate of Formation of Veritas Geophysical (Mexico) LLC, dated February 20, 2001.(5)

3.31	Operating Agreement of Veritas Geophysical (Mexico) LLC.(5)

3.32	Certificate of Incorporation of Alitheia Resources Inc., dated June 29, 2004.(5)

3.33	Amended and Restated Bylaws of Alitheia Resources Inc.(3)

3.34*	Deed of Amendment of Articles of Association of CGGVeritas Holding B.V. (CGG Holding B.V.).

3.35*	Deed of Amendment of Articles of Association of CGGVeritas Marine B.V. (CGG Marine B.V.).

3.36*	Certificate of Incorporation of Sercel GRC, Inc. (Sercel-GRC Corp.) dated September 21, 2011.

3.37*	Certificate of Correction of Sercel Acquisition Corp. (Sercel-GRC Corp.) dated September 22, 2011.

3.38*	Amended Certificate of Incorporation of Sercel-GRC Corp. dated January 17, 2012.

3.39*	Bylaws of Sercel Acquisition Corp.

4.1

Mixed Capital Company Contract dated November 26, 2003 by and among Sercel SA, the Committee of the Hebei JunFeng Prospecting Equipment Company, the Dongfang Geological Prospecting Limited Liability Company, and the Xian General Factory for Oil Prospecting Equipment.(6)

4.2	Agreement between the Shareholders of CGG Ardiseis dated June 23, 2006 between Industrialization & Energy Services Company (TAQA) and us.(7)

4.3	Sale and Purchase Agreement relating to the Geoscience Business between Fugro N.V. (as the Seller) and CGGVeritas S.A. (CGG) (as the Purchaser), dated 23 September 2012.(1)

4.4	Joint Venture Agreement relating to Seabed Geosolutions B.V. between Fugro Consultants International N.V. and CGGVeritas S.A. (CGG) dated 27 January 2013.(1)

4.5	Joint Venture Agreement relating to Seabed Geosolutions B.V. between Fugro Consultants International N.V. and CGGVeritas S.A. (CGG) dated 27 January 2013.(1)

4.6	Amendment dated February 16, 2013 to the Joint-Venture Agreement relating to Seabed Geosolutions B.V. between Fugro Consultants International N.V. and CGGVeritas S.A. (CGG).(1)

4.7*	Indenture dated as of May 1, 2014 among the Registrants and The Bank of New York Mellon, as Trustee, which includes the form of the 6.875% Senior Notes due 2022 as an exhibit thereto.

4.8*

Registration Rights Agreement dated May 1, 2014 among the Registrants, Credit Suisse Securities (Europe) Limited, BNP Paribas, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Capital Markets, LLC.

5.1*	Opinion of Linklaters LLP, special U.S. counsel to the Registrants, as to the legality of the notes and the guarantees.

5.2*	Opinion of Linklaters LLP, special French counsel to CGG, as to the legality of the notes.

5.3*	Opinion of Linklaters LLP, special Dutch counsel to CGG Holding B.V. and CGG Marine B.V., as to the legality of their guarantees.

Exhibit No	Exhibit

5.4*	Opinion of Blake, Cassels & Graydon LLP, special Alberta, Canada counsel to CGG Canada Services Ltd., as to the legality of its guarantee.

5.5*	Opinion of Advokatfirmaet Wiersholm, special Norwegian counsel to CGG Marine Resources Norge AS, as to the legality of its guarantee.

5.6*	Opinion of GableGotwals, special Oklahoma counsel to Sercel, Inc. and Sercel-GRC Corp., as to the legality of their guarantees.

5.7**	Opinion of McInnes Cooper, special New Brunswick, Canada counsel to Sercel Canada Ltd., as to the legality of its guarantee.

5.8*	Opinion of Allens, special New South Wales, Australia counsel to Sercel Australia Pty Ltd., as to the legality of its guarantee.

12.1*	Statement re Computation of Ratios.

23.1*	Consent of Linklaters LLP, special U.S. counsel to the Registrants (included in Exhibit 5.1).

23.2*	Consent of Linklaters LLP, special French counsel to CGG (included in Exhibit 5.2).

23.3*	Consent of Linklaters LLP, special Dutch counsel to CGG Holding B.V. and CGG Marine B.V. (included in Exhibit 5.3).

23.4*	Consent of Blake, Cassels & Graydon LLP, special Alberta, Canada counsel to CGG Canada Services Ltd. (included in Exhibit 5.4).

23.5*	Consent of Advokatfirmaet Wiersholm, special Norwegian counsel to CGG Marine Resources Norge AS (included in Exhibit 5.5).

23.6*	Consent of GableGotwals, special Oklahoma counsel to Sercel, Inc. and Sercel-GRC Corp. (included in Exhibit 5.6).

23.7*	Consent of McInnes Cooper, special New Brunswick, Canada counsel to Sercel Canada Ltd. (included in Exhibit 5.7).

23.8*	Consent of Allens, special New South Wales, Australia counsel to Sercel Australia Pty Ltd. (included in Exhibit 5.8).

23.9*	Consent of Ernst & Young et Autres.

23.10*	Consent of Ernst & Young et Autres and Mazars.

25.1*	Statement of Eligibility of Trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Instructions to Registered Holder or DTC Participant.

99.4*	Form of Letter to Registered Holders and Depositary Trust Company Participants.

99.5*	Form of Letter to Clients.

*	Previously filed
**	Filed herewith
(1)

Incorporated by reference to CGG’s Annual Report on Form 20-F for the year ended December 31, 2013 dated April 10, 2014. Pursuant to the rules of the SEC, the schedules and similar attachments to these agreement have not been filed therewith. We agree to furnish a copy of any omitted schedule to the SEC upon request.

(2)	Incorporated by reference to the Registrants’ Registration Statement on Forms F-4 and S-4 (SEC File No. 333-126556), dated July 13, 2005, as amended.
(3)	Incorporated by reference to the Registrants’ Registration Statement on Form F-4, dated September 27, 2011 (SEC File No. 333- 177040).
(4)	Incorporated by reference to the Registrants’ Registration Statement on Form F-4, dated September 21, 2009 (SEC File No. 333-162041), as amended.

(5)	Incorporated by reference to the Registrants’ Registration Statement on Forms F-3 and S-3 (SEC File No. 333-140274), dated January 29, 2007.
(6)	Incorporated by reference to CGG’s Report on Form 6-K dated May 13, 2004.
(7)	Incorporated by reference to CGG’s Annual Report on Form 20-F for the year ended December 31, 2006, dated May 7, 2007.

We and our consolidated subsidiaries are party to several debt instruments under which the total amount of securities authorized does not exceed 10% of our total assets on a consolidated basis. We agree to furnish a copy of such instruments to the SEC upon request.

ITEM 22.	Undertakings

The undersigned Registrants hereby undertake:

•	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

•	To include any prospectus required by Section 10(a)(3) of the Securities Act;

•

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

•

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

•

That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

•

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•

For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•

To (i) respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

•

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless, in the opinion of their counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France, on September 16, 2014.

CGG

/s/ Jean-Georges Malcor
By:	Jean-Georges Malcor
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Rémi Dorval	Chairman of the Board of Directors

By:	* Jean-Georges Malcor	Chief Executive Officer and Director (principal executive officer)

By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman	Chief Financial Officer (principal financial and accounting officer)

By:	* Olivier Appert	Director

By:	* Loren Carroll	Director

By:	* Agnès Lemarchand	Director

By:	* Gilberte Lombard	Director

By:	* Hilde Myrberg	Director

By:	* Robert Semmens	Director

By:	* Kathleen Sendall	Director

By:	* Daniel Valot	Director

By:	* Terence Young	Director

	Signatures	Title

By:	* Chad Meintel	Authorized representative of CGG in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France, on September 16, 2014.

CGG HOLDING B.V.

/s/ Christian Klemt
By:	Christian Klemt
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Christian Klemt	Managing Director (principal executive, financial and accounting officer)

By:	* Beatrice Place-Faget	Managing Director

By:	* Chad Meintel	Authorized representative of CGG Holding B.V. in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France, on September 16, 2014.

CGG MARINE B.V.

/s/ Christian Klemt
By:	Christian Klemt
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Christian Klemt	Managing Director (principal executive, financial and accounting officer)

By:	* Benoît Ribadeau-Dumas	Managing Director

By:	* Chad Meintel	Authorized representative of CGG Marine B.V. in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 16, 2014.

CGG HOLDING (U.S.) INC.

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 16, 2014.

CGG LAND (U.S.) INC.

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 16, 2014.

CGG SERVICES (U.S.) INC.

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

By:	* Luc Schlumberger	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 16, 2014.

VERITAS INVESTMENTS INC.

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

By:	* Luc Schlumberger	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 16, 2014.

VIKING MARITIME INC.

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

By:	* Luc Schlumberger	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 16, 2014.

VERITAS GEOPHYSICAL (MEXICO) LLC

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 16, 2014.

ALITHEIA RESOURCES INC.

/s/ Luc Schlumberger
By:	Luc Schlumberger
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Luc Schlumberger	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

By:	* Colin Murdoch	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nantes, France, on September 16, 2014.

SERCEL, INC.

/s/ Pascal Rouiller
By:	Pascal Rouiller
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Pascal Rouiller	Chief Executive Officer (principal executive officer) and Director

By:	* Ken Fitts	Chief Financial Officer (principal financial and accounting officer) and Director

By:	* George Wood	Director

By:	* Arnaud Surpas	Director

By:	* Alain Tisserand	Director

By:	* Pierre Baliguet	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nantes, France, on September 16, 2014.

SERCEL-GRC CORP.

/s/ Arnaud Surpas
By:	Arnaud Surpas
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Arnaud Surpas	President (principal executive officer) and Director

By:	* George Wood	Treasurer (principal financial and accounting officer) and Director

By:	* Gérard Dufoulon	Director

By:	* Ken Fitts	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oslo, Norway, on September 16, 2014.

CGG MARINE RESOURCES NORGE AS

/s/ Marianne Lefdal
By:	Marianne Lefdal
Title:	General Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Marianne Lefdal	General Manager (principal executive officer) and Director

By:	* Christian Klemt	Chief Financial Officer (principal financial and accounting officer)

By:	* Rolf Erik Rolfsen	Director and Chairman

By:	* Yves Goulard	Director

By:	* Eva Rudin	Director

By:	* Chad Meintel	Authorized representative of CGG Marine Resources Norge AS in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nantes, France, on September 16, 2014.

SERCEL CANADA LTD.

/s/ Pascal Rouiller
By:	Pascal Rouiller
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Pascal Rouiller	President (principal executive officer) and Director

By:	* Ken Fitts	Treasurer (principal financial and accounting officer) and Director

By:	* George Wood	Director

By:	* Arnaud Surpas	Director

By:	* Chad Meintel	Authorized representative of Sercel Canada Ltd. in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nantes, France, on September 16, 2014.

SERCEL AUSTRALIA PTY LTD.

/s/ Pascal Rouiller
By:	Pascal Rouiller
Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Pascal Rouiller	Chairman (principal executive officer) and Director

By:	* Gérard Dufoulon	Director (principal financial and accounting officer)

By:	* Chad Meintel	Authorized representative of Sercel Australia Pty Ltd. in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alberta, Province of Alberta, on September 16, 2014.

CGG CANADA SERVICES LTD.

/s/ Dave Tam
By:	Dave Tam
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 16, 2014.

	Signatures	Title

By:	* Dave Tam	President (principal executive officer)

By:	* Grant Duncan	Treasurer (principal financial and accounting officer) and Director

By:	* Kent Milani	Director

By:	* Chad Meintel	Authorized representative of CGG Canada Services Ltd. in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact